Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 24, 2013, in the Registration Statement (Form S-1) and related Prospectus of Foundation Medicine, Inc. dated July 29, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 29, 2013